BLUE SKY MEDIA CORPORATION

CERT.9999

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF WYOMING

* 9000000.00 *

SHARES

PAR VALUE $0.001
COMMON STOCK
CUSIP 999999ZZ9

* SPECIMEN *

THIS CERTIFIES THAT

IS THE OWNER OF * NINE MILLION *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

BLUE SKY MEDIA CORPORATION

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: 01/01/2009

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

ROBERT GRUDER
Chief Executive Officer

BLUE SKY MEDIA CORPORATION
Corporate Seal
WYOMING

15500 Roosevelt Boulevard, Suite 301, Clearwater FL. 33760
727.289.0010

CERT.9999

999999 TEST ISSUE REF 1999 5.4375% 12/31/5